EXHIBIT 2.1



                               EXCHANGE AGREEMENT

                                  BY AND AMONG

                              BLUE HOLDINGS, INC.,

                            TAVERNITI SO JEANS, LLC,

                   AND EACH MEMBER OF TAVERNITI SO JEANS, LLC




                          DATED AS OF OCTOBER 31, 2005



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                               EXCHANGE AGREEMENT

         THIS EXCHANGE AGREEMENT (the "AGREEMENT") is made and entered into as of October 31, 2005, by and among Blue Holdings, Inc., a Nevada corporation ("BUYER"), Taverniti So Jeans, LLC, a California limited liability company ("COMPANY"), and each of the persons listed under the caption "Members" on the signature page hereof, such persons being all of the members of Company. Members shall be referred to herein collectively as "MEMBERS" and individually as "MEMBER".

                                    RECITALS

         A. Members own all of the outstanding Membership Interests (as defined in Section 1.1) of Company.

         B. Buyer desires to purchase all of the Membership Interests from Members, and Members desire to sell all of the outstanding Membership Interests to Buyer, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1.

                    SALE AND PURCHASE OF MEMBERSHIP INTERESTS

         1.1 SALE AND PURCHASE. At the Closing and subject to and upon the terms and conditions of this Agreement, Members agree to sell, transfer and assign to Buyer, and Buyer agrees to purchase from Members, all of the outstanding membership interests of Company ("MEMBERSHIP INTERESTS") owned by Members as specifically set forth on SCHEDULE 3.3 hereto. As of Closing, the Membership Interests shall constitute all of the issued and outstanding membership interests of Company. The sale and purchase of Membership Interests contemplated hereunder and the other transactions contemplated hereunder shall be referred to herein as the "TRANSACTIONS."

         1.2 CLOSING. The closing of the Transactions (the "CLOSING") shall take place at the offices of Stubbs Alderton & Markiles, LLP, 15821 Ventura Boulevard, Suite 525, Encino, CA 91436 on the date first above written (the "CLOSING DATE").

         1.3 PURCHASE PRICE. The aggregate purchase price ("PURCHASE PRICE") for the Membership Interests shall be an aggregate of (i) 500,000 shares of Common Stock, par value $0.001 per share, of Buyer ("BUYER'S COMMON Shares") and (ii) Seven Hundred Fifty Thousand Dollars ($750,000) in cash payable by check or wire transfer of immediately available funds ("CASH CONSIDERATION").


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         1.4      ALLOCATION  OF BUYER'S  COMMON  SHARES.  At the  Closing,  the
Purchase Price shall be allocated to the respective Members in proportion to their respective ownership of Company as described in SCHEDULE 3.3 hereto.

         1.5 DELIVERY OF ASSIGNMENT OF MEMBERSHIP INTERESTS. At Closing, Company shall deliver to Buyer a certificate duly executed and authorized by an executive officer certifying to the ownership of the Membership Interests by each Member as set forth on SCHEDULE 3.3 hereof, and each Member shall deliver an assignment or other acceptable instrument of transfer of the Membership Interests owned by such Member, duly executed by such Member with (i) all such other documents as may be required to vest in Buyer good and marketable title to the Membership Interests free and clear of any and all Liens (as defined in Section 2.3 hereof) and (ii) all necessary transfer and any other required documentary stamps. Company shall record the transfers of the Membership Interests described in this Section 1.5 on its transfer books.

         1.6 ISSUANCE OF CERTIFICATES REPRESENTING BUYER'S COMMON SHARES. At Closing, Buyer shall cause Buyer's Common Shares to be issued to Members as provided in Section 1.4 above. Buyer's Common Shares, when issued, shall be restricted shares and may not be sold, transferred or otherwise disposed of by Members without registration under the Securities Act of 1933, as amended ("SECURITIES ACT") or an available exemption from registration under the Securities Act. The certificates representing Buyer's Common Shares will contain the appropriate restrictive legends. Buyer shall instruct Pacific Stock Transfer Company (the "TRANSFER AGENT") to issue Buyer's Common Shares at and as of the Closing, and Buyer shall issue appropriate stop-transfer instructions to the Transfer Agent with respect to Buyer's Common Shares so issued.

         1.7 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Buyer with full right, title and possession to the Membership Interests, Members will take all such lawful and necessary action.

                                   ARTICLE 2.

 REPRESENTATIONS AND WARRANTIES OF MEMBERS WITH RESPECT TO MEMBERSHIP INTERESTS

         Each Member for itself only, and not with respect to any other Member, hereby severally represents and warrants to, and covenants with, Buyer with respect to such Member as follows:

         2.1 OWNERSHIP OF STOCK. Such Member is both the record and beneficial owner of the Membership Interests set forth beside such Member's name on SCHEDULE 3.3 hereto. Such Member is not the record or beneficial owner of any other shares of the capital stock of Company. The information set forth on
SCHEDULE 3.3 with respect to such Member is accurate and complete.

         2.2 AUTHORITY OF MEMBERS. Such Member, if it is a natural person, has full power and authority and is competent to (i) execute, deliver and perform this Agreement, and


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each  ancillary  document  which such Member has  executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out such Member's obligations hereunder and thereunder, without the need for any Governmental Action/Filing (as defined herein). Such Member, if it is a corporate or other entity, has obtained all due authorization and has full power for the execution, delivery and performance of this Agreement and each ancillary document which such Member has executed or delivered or is to execute or deliver pursuant to this Agreement and to carry out such Member's obligations hereunder and thereunder without the need for any Governmental Action/Filing. The execution, delivery and performance by such Member of this Agreement and each ancillary document does not and will not conflict with, result in a breach of, or constitute a default or require a consent or action under, any agreement or other instrument to or by which such Member is a party or is bound or to which any of the properties or assets of such Member are subject, or any Legal Requirement (as defined herein) to which such Member is subject, or result in the creation of any Lien (as defined in Section 2.3) on the Membership Interests. This Agreement, and each ancillary document to be executed and delivered by such Member at the Closing, has been duly executed and delivered by such Member (and each ancillary document to be executed and delivered by such Member at or after the Closing will be duly executed and delivered by such Member), and this Agreement constitutes, and each ancillary document, when executed and delivered by such Member will constitute, such Member's legal, valid and binding obligation, enforceable against such Member in accordance with
its  terms.  For  purposes  of  this  Agreement,   (x)  the  term  "GOVERNMENTAL
ACTION/FILING" shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority, and (y) the term "LEGAL REQUIREMENTS" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 3.5(b)), and all requirements set forth in applicable Contracts (as defined in Section 3.19(a)).

         2.3 TITLE TO MEMBERSHIP INTERESTS. Such Member has and shall transfer to Buyer at the Closing, good and marketable title to the Membership Interests shown as owned of record by such Member on SCHEDULE 3.3 to this Agreement, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever ("LIENS"). Such Member has not and will not, directly or indirectly, assign or otherwise transfer its right to receive all or any portion of any amount which may become payable pursuant to this Agreement or any ancillary document or any interest therein.

         2.4 PRE-EMPTIVE AND CONVERSION RIGHTS. At Closing, such Member has no pre-emptive rights or rights to acquire any Membership Interests that have not been waived or exercised.

         2.5      ACQUISITION OF BUYER'S COMMON SHARES FOR INVESTMENT.

                  (a) Such Member is acquiring Buyer's Common Shares for investment for Member's own account and not as a nominee or agent, and not with a view to the resale or


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distribution  of any part thereof,  and such Member has no present  intention of selling, granting any participation in, or otherwise distributing the same. Such Member further represents that it does not have any contract, undertaking,
agreement  or   arrangement   with  any  person  to  sell,   transfer  or  grant
participation to such person or to any third person, with respect to any of Buyer's Common Shares.

                  (b) Such Member understands that Buyer's Common Shares are not registered under the Securities Act, that the issuance of Buyer's Common Shares is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Buyer's reliance on such exemption is predicated on such Member's representations set forth herein. Such Member represents and warrants that: (i) he is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Act, (ii) he can bear the economic risk of his respective investments, and (iii) he possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in Buyer's Common Shares.

                  (c)      Such  Member   acknowledges  that  neither  the  U.S.
Securities Exchange Commission ("SEC"), nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

                  (d) Such Member acknowledges that it has carefully reviewed such information as it has deemed necessary to evaluate an investment in Buyer's Common Shares. To the full satisfaction of such Member, it has been furnished all materials that it has requested relating to Buyer and the issuance of Buyer's Common Shares hereunder, and such Member has been afforded the opportunity to ask questions of Buyer's representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to such Member. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Buyer set forth in this Agreement, on which such Member has relied in making an exchange of its Membership Interests for Buyer's Common Shares.

                  (e) Such Member understands that Buyer's Common Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering Buyer's Common Shares or any available exemption from registration under the Securities Act, Buyer's Common Shares may have to be held indefinitely. Such Member further acknowledges that Buyer's Common Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied
(including, without limitation, Buyer's compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT")).


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                                   ARTICLE 3.

                    REPRESENTATIONS AND WARRANTIES BY COMPANY
                             WITH RESPECT TO COMPANY

         Company, hereby represents and warrants to, and covenants with, Buyer as follows:

         3.1      ORGANIZATION AND QUALIFICATION.

                  (a) Company is a limited liability company duly formed or organized, validly existing and in good standing under the laws of the State of California and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Company to be conducted. To its knowledge, Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("APPROVALS") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Company to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 10.2(b)) on Company. Complete and correct copies of the articles of organization and operating agreement (or other comparable governing instruments with different names) (collectively referred to herein as "CHARTER DOCUMENTS") of Company, as amended and currently in effect, have been heretofore delivered to Buyer. Company is not in violation of any of the provisions of Company's Charter Documents.

                  (b) Company is duly qualified or licensed to do business as a foreign company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

                  (c) The minute books or the equivalent of Company contain true and accurate records of meetings and true, complete and accurate records of consents in lieu of meetings of its managers (and any committees thereof), similar governing bodies and Members ("CORPORATE RECORDS"), since the time of Company's organization. Copies of such Corporate Records of Company have been heretofore delivered to Buyer.

                  (d) The ownership records of Company's Membership Interests are true, complete and accurate records of the ownership of the Membership Interests as of the date of such records and contain all transfers of such Membership Interests since the time of Company's organization ("MEMBERSHIP INTERESTS RECORD"). Copies of such Membership Interests Records of Company have been heretofore delivered to Buyer.

         3.2      SUBSIDIARIES. Company has no subsidiaries.


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         3.3      CAPITALIZATION.

                  (a) As of the date hereof, SCHEDULE 3.3 hereto contains all of the outstanding Membership Interests of Company. All Membership Interests on SCHEDULE 3.3 have been validly issued, fully paid and are nonassessable. Except as set forth in SCHEDULE 3.3 there are no outstanding securities, convertible securities, options, warrants or derivative securities, and there are no agreements or commitments obligating Company to issue or grant any of the foregoing, including any pre-emptive or similar rights. All outstanding Membership Interests, options, warrants and other securities of Company have been issued in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable contracts. Except as described in
SCHEDULE 3.3 hereto, there are no commitments or agreements of any character to which Company is bound obligating Company to accelerate the vesting of any options or warrants as a result of the Transactions. Company has heretofore delivered to Buyer true, complete and accurate copies of all options, warrants and other securities of Company including any and all documents and agreements relating thereto.

                  (b) Except as set forth in SCHEDULE 3.3 hereto, there are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Company, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in SCHEDULE 3.3 hereof, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company is a party or by which it is bound obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any Membership Interests, shares of capital stock, partnership interests or similar ownership interests of Company or obligating Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

                  (c) Except as contemplated by this Agreement and except as set forth in SCHEDULE 3.3 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which Company is a party or by which Company is bound with respect to any Membership Interests, equity securities, partnership interests or similar ownership interests of any class of Company, and there are no agreements to which Company is a party, or which Company has knowledge of, which conflict with this Agreement or the Transactions or otherwise prohibit the consummation of the Transactions.

         3.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Company has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, to consummate the Transactions. The execution and delivery of this Agreement and the consummation by Company of the Transactions have been duly and validly authorized by all necessary action on the part of Company (including the approval by its manager), and no other proceedings on the part of Company are necessary to authorize this Agreement or to consummate the Transaction. This Agreement has been duly and validly executed and delivered by Company


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         and, assuming the due authorization,  execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Company, enforceable against Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

         3.5      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a)      The  execution  and  delivery  of this  Agreement  by
Company and Members do not, and the performance of this Agreement by Company and Members shall not, (i) conflict with or violate Company's Charter Documents,
(ii) to its knowledge, conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Company pursuant to, any Material Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on Company.

                  (b) The execution and delivery of this Agreement by Company and Members do not, and the performance of their obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "GOVERNMENTAL ENTITY"), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws ("BLUE SKY LAWS"), and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Company is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company or, after the Closing, Buyer, or prevent consummation of the Transactions or otherwise prevent the parties hereto from performing their obligations under this Agreement.

         3.6 COMPLIANCE. To the knowledge of Company, it has complied with and is not in violation of any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Company. To Company's knowledge, the businesses and activities of Company have not been and are not being conducted in violation of any Legal Requirements. Company is not in default or violation of any term, condition or provision of any applicable Charter Documents or Contracts. Except as set forth on SCHEDULE 3.6, to
Company's knowledge no written notice of non-compliance with any Legal Requirements has been received by Company (and Company has no knowledge of any material such notice delivered to any other Person). Company is not in violation of any material term of any contract or covenant relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.


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         3.7      FINANCIAL STATEMENTS.

                  (a) Company has provided to Buyer a correct and complete copy of the audited financial statements (including, in each case, any related notes thereto) of Company for all fiscal years ended prior to and including December 31, 2004, each prepared in accordance with generally accepted accounting principles of the United States ("U.S. GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, and each does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) Company has provided to Buyer a correct and complete copy of the unaudited financial statements (including, in each case, any related notes thereto) of Company for the three-month periods ended March 31, 2005, June 30, 2005 and September 30, 2005 compiled as to form in all material respects with, and prepared in accordance with the published rules and regulations of any applicable Governmental Entity and with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Company.

                  (c) To Company's knowledge, the books of account and other financial records of Company have been maintained in accordance with good business practice.

         3.8      NO  UNDISCLOSED  LIABILITIES.  Except as set forth in SCHEDULE
3.8 hereto, Company has no liabilities individually in excess of $5,000 and in the aggregate in excess of $50,000 (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Company, except: (i) liabilities provided for in or otherwise disclosed in the balance sheets of Company as of December 31, 2004 prepared in accordance with U.S. GAAP, which have been delivered to Buyer, and (ii) such liabilities arising in the ordinary course of Company's business since December 31, 2004, none of which would have a Material Adverse Effect on Company.

         3.9      ABSENCE OF CERTAIN  CHANGES OR EVENTS.  Except as set forth in
SCHEDULE 3.9 hereto or in the interim balance sheets of Company as of December 31, 2004, since December 31, 2004, there has not been: (i) any Material Adverse Effect on Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, securities or property) in respect of, any of Company's Membership Interests, or any purchase, redemption or other acquisition by Company of any of Company's Membership Interests or any other securities of Company or any options, warrants, calls or rights to acquire any such Membership Interests or other securities, (iii) any split, combination or reclassification of any of Company's capital, (iv) any granting by Company of any increase in compensation or fringe


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benefits,  except for normal  increases  of cash  compensation  in the  ordinary course of business consistent with past practice, or any payment by Company of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Company of any increase in severance or termination pay or any entry by Company into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered
upon  the  occurrence  of  a  transaction   involving   Company  of  the  nature
contemplated hereby, (v) entry by Company into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 3.18 hereof) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Company with respect to any Governmental Entity, (vi) any material change by Company in its accounting methods, principles or practices, (vii) any change in the auditors of Company, (vii) any issuance of Membership Interests or other securities of Company, or (viii) any revaluation by Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Company other than in the ordinary course of business.

         3.10 LITIGATION. Except as disclosed in SCHEDULE 3.10 hereto, there are no claims, suits, actions or proceedings pending, or to the knowledge of Company threatened against Company, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the Transactions or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Company or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transactions.

         3.11 EMPLOYEE BENEFIT PLANS. Company has no employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of Company, or any trade or business (whether or not incorporated) which is under common control with Company (collectively, the "PLANS").

         3.12 LABOR MATTERS. Except as disclosed in SCHEDULE 3.12 hereto, Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Company nor does Company know of any activities or proceedings of any labor union to organize any such employees.

         3.13     RESTRICTIONS  ON BUSINESS  ACTIVITIES.  Except as disclosed on
SCHEDULE 3.13 hereto, to Company's knowledge there is no agreement, commitment, judgment, injunction, order or decree binding upon Company or to which Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company, any acquisition of property by Company or the conduct of business by Company as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on Company.

         3.14     TITLE TO PROPERTY.

                  (a) All leases of real property held by Company and all personal property and other property and assets of Company (other than real property) owned, used or held for use in connection with the business of Company (the "PERSONAL PROPERTY") obligating Company to make annual payments in excess of $15,000 are shown or reflected on the balance sheets of Company prepared in accordance with U.S. GAAP or in SCHEDULE 3.14. To its knowledge, Company owns and has good and marketable title to the Personal Property, and all such assets and properties are in each case held free and clear of all Liens, except for Liens disclosed in the financial statements of Company prepared in accordance with U.S. GAAP or in SCHEDULE 3.14 hereto, none of which Liens has or will have, individually or in the aggregate, a Material Adverse Effect on such property or on the present or contemplated use of such property in the businesses of Company.

                  (b) To Company's knowledge, all leases pursuant to which Company leases from others material real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of Company or, to Company's knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on Company.

         3.15     TAXES.

                  (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or "TAXES" refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

                  (b)      TAX  RETURNS  AND  AUDITS.  Except  as set  forth  in
SCHEDULE 3.15 hereto, to Company's knowledge:

                           (i)      Company has timely filed all federal, state,
local and foreign returns, estimates, information statements and reports relating to Taxes ("RETURNS") required to be filed by Company with any Tax authority prior to the date hereof, except such Returns which are not material to Company. All such Returns are true, correct and complete in all material respects. Company has paid all Taxes shown to be due on such Returns.

                           (ii)     All Taxes that Company is required by law to
withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

                           (iii)    No audit or other  examination of any Return
of Company by any Tax authority is presently in progress, nor has Company been notified of any request for such an audit or other examination.

         3.16 BROKERS; THIRD PARTY EXPENSES. Neither Company nor, to Company's knowledge, any Member has incurred, nor will they incur, directly or indirectly, any liability for brokerage, finders' fees, agent's commissions or any similar charges in connection with this Agreement or the Transactions. Except as disclosed on SCHEDULE 3.16, no Member interests, ownership interests, equity securities, convertible securities, warrants, options, or other derivative securities of Company or Buyer are payable to any third party by Company or any Member as a result of the Transactions.

         3.17     INTELLECTUAL PROPERTY.

                  (a) For the purposes of this Agreement, the following terms have the following definitions:

                           (i)      "INTELLECTUAL  PROPERTY"  shall  mean any or
all of the following and all common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("PATENTS") worldwide; (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto, worldwide; (iv) material domain names, uniform resource locators ("URLS") and other names and locators associated with the Internet ("DOMAIN NAMES"); (v) industrial designs and any registrations and applications therefor, worldwide; (vi) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (collectively, "TRADEMARKS"), worldwide; (vii) all databases and data collections and all rights therein; (viii) all moral and economic rights of authors and inventors, however denominated, and (ix) any similar or equivalent rights to any of the foregoing (as applicable).

                           (ii)     "COMPANY  INTELLECTUAL  PROPERTY" shall mean
any Intellectual Property that is owned by, or licensed to, Company.

                           (iii)    "REGISTERED INTELLECTUAL PROPERTY" means all
Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any private, state, government or other legal authority.

                           (iv)     "COMPANY REGISTERED  INTELLECTUAL  PROPERTY"
means all of the Registered Intellectual Property owned by, or filed in the name of, Company.

                           (v)      "COMPANY   PRODUCTS"   means   all   current
versions of products or service offerings of Company.

                  (b) Except as disclosed on SCHEDULE 3.17, to Company's knowledge, Company Intellectual Property and Company Products are not subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by Company, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Products, which in any such case could reasonably be expected to have a Material Adverse Effect on Company.

                  (c) Except as disclosed on SCHEDULE 3.17 hereto, to Company's knowledge, Company either owns and has good and valid title to each material item of Company Intellectual Property owned by it free and clear of any Liens (excluding licenses and related restrictions granted in the ordinary course) or has one or more licenses sufficient for Company's use of Company Intellectual Property; and Company is the owner or licensee of all material registered Trademarks used in connection with the operation or conduct of the business of Company including the sale of any products or the provision of any services by Company.

                  (d) The operation of the business of Company as such business currently is conducted, including (i) the design, development, manufacture, distribution, reproduction, marketing, sale or other exploitation of Company Products and (ii) Company's use of any product, device or process, to Company's knowledge and except as could not reasonably be expected to have a
Material Adverse Effect, has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

         3.18     AGREEMENTS, CONTRACTS AND COMMITMENTS.

                  (a) SCHEDULE 3.18 hereto sets forth a complete and accurate list of all Material Contracts (as hereinafter defined), specifying the parties thereto. For purposes of this Agreement, (i) the term "CONTRACTS" shall mean all contracts, agreements, leases, mortgages, indentures, notes, bonds, liens, licenses, permits, franchises, purchase orders, sales orders, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, or other instrument or obligation (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which Company is a party or by or to which any of the properties or assets of Company may be bound, subject or affected (including without limitation notes or other instruments payable to Company) and (ii) the term "MATERIAL CONTRACTS" shall mean (x) each Contract (I) providing for payments (past, present or future) to Company in excess of $50,000 in the aggregate or (II) under which or in respect of which Company presently has any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $50,000, (y) each Contract which otherwise is or may be material to the business, operations, assets or condition (financial or otherwise) of Company, and (z) without limitation of subclause (x) or subclause (y), each of the following Contracts:

                           (i)      any mortgage,  indenture,  note, installment
obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from Company, or any officer, director or 5% or more stockholder ("Insider") of Company;

                           (ii)     any guaranty, direct or indirect, by Company
or any Insider of Company of any obligation for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

                           (iii)    any Contract made other than in the ordinary
course of business or (x) providing for the grant to any preferential rights to purchase or lease any asset of Company or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of Company;

                           (iv)     any obligation to register any shares of the
capital stock or other securities of Company with any Governmental Entity;

                           (v)      any obligation to make payments,  contingent
or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

                           (vi)     any collective bargaining agreement with any
labor union;

                           (vii)    any lease or similar arrangement for the use
by Company of personal property;

                           (viii)   any  Contract   granting  or  purporting  to
grant, or otherwise in any way relating to, any mineral rights or any other interest (including, without limitation, a leasehold interest) in real property; and

                           (ix)     any Contract to which any Insider of Company
is a party.

                  (b) Each Contract was entered into at arms' length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Material Contracts (or written summaries in the case of oral Material Contracts) and of all outstanding offers or proposals of Company have been heretofore delivered to Buyer.

                  (c) Except as set forth in SCHEDULE 3.18, neither Company nor to Company's knowledge any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Contract, and no party to any Material Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Company. Each Contract to which Company is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Company.

         3.19 INSURANCE. SCHEDULE 3.19 sets forth Company's insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers, directors, managers and managing Members (collectively, the "INSURANCE POLICIES") of Company which Company reasonably believes are adequate in amount and scope for the business in which it is engaged.

         3.20 GOVERNMENTAL ACTIONS/FILINGS. To the knowledge of Company, Company holds, and has made, all Governmental Actions/Filings reasonably necessary to the conduct by Company of its business (as presently conducted), except with respect to any Governmental Actions/Filings the failure of which to hold or make would not reasonably be likely to have a

Material Adverse Effect on Company. For purposes of this Agreement, the term "GOVERNMENTAL ACTION/FILING" shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

         3.21 BOARD APPROVAL. The manager of Company has, as of the date of this Agreement, unanimously approved, subject to the approval of all of Members, this Agreement and the transactions contemplated hereby, and resolved to seek Members' approval and adoption of this Agreement and approval of the Transactions as provided in Company's Charter Documents.

         3.22 REPRESENTATIONS AND WARRANTIES COMPLETE. The representations and warranties of Company included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made. Any disclosure on one schedule will be deemed notice of and disclosure by Company in respect of any other representation and warranty of Company.

                                   ARTICLE 4.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to, and covenants with, Company, as follows:

         4.1      ORGANIZATION AND QUALIFICATION.

                  (a) Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Buyer to be conducted. To its knowledge, Buyer is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Buyer to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer. Complete and correct copies of the Charter Documents of Buyer, as amended and currently in effect, have been heretofore delivered to Company. Buyer is not in violation of any of the provisions of Buyer's Charter Documents.

                  (b) Buyer is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer.

         4.2 SUBSIDIARIES. As of the date of this Agreement, except for its wholly-owned subsidiary Antik Denim, LLC, Buyer has no Subsidiaries and does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person and, other than this Agreement, has no agreement or commitment to purchase any such interest, and Buyer has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

         4.3      CAPITALIZATION.

                  (a) The authorized capital stock of Buyer consists of 75,000,000 shares of common stock, par value $0.001 per share ("BUYER COMMON STOCK") and 5,000,000 shares of preferred stock, par value $0.001 per share ("BUYER PREFERRED STOCK"). At the close of business on the business day prior to the date hereof, (i) 25,557,200 shares of Buyer Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of Buyer Preferred Stock were issued and outstanding; (iii) 362,000 shares of Buyer Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Buyer Common Stock granted to certain employees of Buyer or other parties; (iv) no shares of Buyer Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase Buyer Common Stock ("BUYER WARRANTS"); and (v) no shares of Buyer Common Stock were reserved for issuance upon the conversion of Buyer Preferred Stock or any outstanding convertible notes, debentures or securities ("CONVERTIBLE SECURITIES"). All outstanding shares of Buyer Common Stock and all outstanding Buyer Warrants have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts.

                  (b) There are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Buyer, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for this Agreement or as set forth in SCHEDULE 4.3, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Buyer is a party or by which it is bound obligating Buyer to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Buyer or obligating Buyer to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.(c) Except as contemplated by this Agreement and except as set forth in SCHEDULE 4.3 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which Buyer is a party or by which it is bound with respect to any equity security of any class of Buyer.

         4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Buyer has full corporate power and authority to: (i) execute, deliver and perform this Agreement and each ancillary document which

Buyer has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out Buyer's obligations hereunder and thereunder and, to consummate the Transactions. The execution and delivery of this Agreement and the consummation by Buyer of the Transactions have been duly and validly authorized by all necessary corporate action on the part of Buyer (including the approval by its board of directors), and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

         4.5      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) The execution and delivery of this Agreement by Buyer and the execution and delivery of each ancillary document to be delivered by Buyer hereunder do not, and the performance of this Agreement and each such ancillary document by Buyer shall not: (i) conflict with or violate Buyer's Charter Documents, (ii) conflict with or violate any Legal Requirements, or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Buyer's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Buyer pursuant to, any Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on Buyer.

                  (b) The execution and delivery of this Agreement by Buyer does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Buyer is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer, or prevent consummation of the Transactions or otherwise prevent the parties hereto from performing their obligations under this Agreement.

         4.6 COMPLIANCE. To Buyer's knowledge, Buyer has complied with and is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Buyer. To Buyer's knowledge, the businesses and activities of Buyer have not been and are not being conducted in violation of any Legal Requirements. Buyer is not in default or violation of any material term, condition or provision of its Charter Documents. Except as set forth on SCHEDULE 4.6, to Buyer's knowledge, no written notice of non-compliance with any Legal Requirements has been received by Buyer.

         4.7      SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Buyer has made available to Company a correct and complete copy, or there has been available on EDGAR copies, of each report, registration statement and definitive proxy statement filed by Buyer with the SEC for the six (6) months prior to the date of this Agreement ("BUYER SEC REPORTS"), which, to Buyer's knowledge, are all the forms, reports and documents required to be filed by Buyer with the SEC for the six (6) months prior to the date of this Agreement. As of their respective dates, to Buyer's knowledge, Buyer SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Buyer SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Buyer makes no representation or warranty whatsoever concerning Buyer SEC Reports as of any time other than the time they were filed.

                  (b) To Buyer's knowledge, each set of financial statements (including, in each case, any related notes thereto) contained in Buyer SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-QSB of the Exchange Act) and each fairly presents in all material respects the financial position of Buyer at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Buyer taken as a whole.

                  (c) Buyer has previously furnished to Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Buyer with the SEC pursuant to the Securities Act or the Exchange Act.

         4.8      NO  UNDISCLOSED  LIABILITIES.  Except as set forth in SCHEDULE
4.8 hereto, Buyer has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Buyer, except (i) liabilities provided for in or otherwise disclosed in Buyer SEC Reports filed prior to the date hereof and (ii) liabilities incurred since December 31, 2004 in the ordinary course of business, none of which would have a Material Adverse Effect on Buyer.

         4.9      ABSENCE OF CERTAIN  CHANGES OR EVENTS.  Except as set forth in
SCHEDULE 4.9 hereto or in Buyer SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since December 31, 2004, there has not been: (i) any Material Adverse Effect on Buyer, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Buyer's capital stock, or any purchase, redemption or other acquisition by Buyer of any of Buyer's capital stock or any other securities of Buyer or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) except for the designation of the Series A Preferred Stock, any split, combination or reclassification of any of Buyer's capital stock, (iv) any granting by Buyer of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Buyer of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Buyer of any increase in severance or termination pay or any entry by Buyer into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Buyer of the nature contemplated hereby, (v) entry by Buyer into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Buyer with respect to any Governmental Entity, (vi) any material change by Buyer in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vii) any change in the auditors of Buyer, (vii) any issuance of capital stock of Buyer, or (viii) any revaluation by Buyer of any of their respective assets, including, without limitation, writing down the value of, or any sale of, assets of Buyer other than in the ordinary course of business.

         4.10 LITIGATION. Except as set forth on SCHEDULE 4.10 hereto or in Buyer SEC Reports, there are no claims, suits, actions or proceedings pending or to Buyer's knowledge, threatened against Buyer, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Buyer or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transactions.

         4.11 EMPLOYEE BENEFIT PLANS. Except as disclosed on SCHEDULE 4.11 hereto, Buyer does not maintain, and has no liability under, any Plan, and neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Buyer, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

         4.12 LABOR MATTERS. Buyer is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Buyer, nor does Buyer know of any activities or proceedings of any labor union to organize any such employees.

         4.13 RESTRICTIONS ON BUSINESS ACTIVITIES. To Buyer's knowledge, there is no agreement, commitment, judgment, injunction, order or decree binding upon Buyer or to which Buyer is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Buyer, any acquisition of property by Buyer or the conduct of business by Buyer as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on Buyer.

         4.14 TITLE TO PROPERTY. Except as set forth in SCHEDULE 4.14 hereto, Buyer does not own or lease any Real Property or Personal Property. There are no options or other contracts under which Buyer has a right or obligation to acquire or lease any interest in Real Property or Personal Property.

         4.15 TAXES. Except as set forth in SCHEDULE 4.15 hereto, to Buyer's knowledge:

                  (a) Buyer has timely filed all Returns required to be filed by Buyer with any Tax authority prior to the date hereof, except such Returns which are not material to Buyer. All such Returns are true, correct and complete in all material respects. Buyer has paid all Taxes shown to be due on such Returns.

                  (b) All Taxes that Buyer is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

                  (c) No audit or other examination of any Return of Buyer by any Tax authority is presently in progress, nor has Buyer been notified of any request for such an audit or other examination.

         4.16 BROKERS. Buyer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         4.17     INTELLECTUAL PROPERTY.

                  (a) For the purposes of this Agreement, the following terms have the following definitions:

                           (i)      "BUYER INTELLECTUAL PROPERTY" shall mean any
Intellectual Property that is owned by, or licensed to, Buyer.

                           (ii)     "BUYER  REGISTERED   INTELLECTUAL  PROPERTY"
means all of the Registered Intellectual Property owned by, or filed in the name of, Buyer.

                           (iii)    "BUYER  PRODUCTS" means all current versions
of products or service offerings of Buyer.

                  (b) Except as disclosed on SCHEDULE 4.17, to Buyer's knowledge, Buyer Intellectual Property and Buyer Products are not subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by Buyer, or which may affect the validity, use or enforceability of such Buyer Intellectual Property or Buyer Product, which in any such case could reasonably be expected to have a Material Adverse Effect on Buyer.

                  (c) Except as disclosed on SCHEDULE 4.17 hereto, to Buyer's knowledge, Buyer either owns and has good and marketable title to each material item of Buyer Intellectual Property owned by it free and clear of any Liens (excluding licenses and related restrictions granted in the ordinary course) or has one or more licenses sufficient for Buyer's use of Buyer Intellectual Property; and Buyer is the owner or licensee of all material Trademarks used in connection with the operation or conduct of the business of Buyer including the sale of any products by Buyer.

                  (d) The operation of the business of Buyer as such business currently is conducted, including (i) the design, development, manufacture, distribution, reproduction, marketing or sale of Buyer Products and
(ii) Buyer's use of any product, device or process, to Buyer's knowledge and except as could not reasonably be expected to have a Material Adverse Effect, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

         4.18     AGREEMENTS, CONTRACTS AND COMMITMENTS.

                  (a) Except as set forth on SCHEDULE 4.18 or in Buyer SEC Reports, to Buyer's knowledge, there are no material contracts, agreements, leases, mortgages, indentures, note, bond, liens, license, permit, franchise, purchase orders, sales orders, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, or other instruments or obligations (including without limitation outstanding offers or proposals) of any kind, whether written or oral, to which Buyer is a party or by or to which any of the properties or assets of Buyer may be bound, subject or affected ("BUYER CONTRACTS").

                  (b) To Buyer's knowledge, each Buyer Contract was entered into at arms' length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Buyer Contracts (or written summaries in the case of oral Buyer Contracts) and of all outstanding offers or proposals of Buyer have been heretofore delivered to Company.

                  (c) Neither Buyer nor, to the knowledge of Buyer, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Buyer Contract, and no party to any Buyer Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Buyer. Each agreement, contract or commitment to which Buyer is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Buyer.

         4.19 INSURANCE. Buyer's contracts of insurance and indemnity (collectively, the "BUYER INSURANCE CONTRACTS") insure against such risks, and are in such amounts, as are reasonable and appropriate considering Buyer, each Buyer subsidiary and each of their respective property, business and operations. All of the Buyer Insurance Contracts are in full force and effect, with no default thereunder by Buyer or any Buyer subsidiary which would permit the insurer to deny payment of claims thereunder. The execution and delivery of this Agreement by Buyer, and the consummation of the transactions contemplated hereby, will not cause Buyer or any Buyer subsidiary to be in violation or default under any Buyer Insurance Contracts, nor entitle any other party thereto to terminate or modify a Buyer Insurance Contract. Neither Buyer nor any Buyer subsidiary has received notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage provided under the Buyer Insurance Contracts will not be available in the future on substantially the same terms as now in effect. Neither Buyer nor any Buyer subsidiary has received or given a notice of cancellation with respect to any of the Buyer Insurance Contracts.

         4.20 GOVERNMENTAL ACTIONS/FILINGS. To its knowledge, Buyer has been granted and holds, and has made, all Governmental Actions/Filings necessary to the conduct by Buyer of its businesses (as presently conducted) or used or held for use by Buyer, all of which are listed in SCHEDULE 4.20 hereto, and true, complete and correct copies of which have heretofore been delivered to Company. Each such Governmental Action/Filing is in full force and effect and, except as disclosed in SCHEDULE 4.20 hereto, will not expire prior to December 31, 2005, and Buyer is in compliance with all of its obligations with respect thereto. To Buyer's knowledge, no event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the Transactions will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings. Except as set forth in SCHEDULE 4.20, to Buyer's knowledge, no Governmental Action/Filing is necessary to be obtained, secured or made by Buyer to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

         4.21 INTERESTED PARTY TRANSACTIONS. Buyer SEC Reports set forth all material relationships and transactions between Buyer and its employees, officers, directors or stockholders.

         4.22 INDEBTEDNESS; BUYER ASSETS. Except as set forth in Buyer SEC Reports or on SCHEDULE 4.22, Buyer has no indebtedness for borrowed money.

         4.23 OVER-THE-COUNTER BULLETIN BOARD QUOTATION. Buyer Common Stock is quoted on the Over-the-Counter Bulletin Board ("OTC BB"). There is no action or proceeding pending or, to Buyer's knowledge, threatened against Buyer by NASDAQ or NASD, Inc. ("NASD") with respect to any intention by such entities to prohibit or terminate the quotation of Buyer Common Stock on the OTC BB.

         4.24 EXCHANGE ACT COMPLIANCE. Buyer is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the shares of Buyer Common Stock have been duly and properly registered under Section 12(g) of the Exchange Act, and Buyer is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on Buyer.

         4.25 BOARD APPROVAL. The board of directors of Buyer (including any required committee or subgroup of the board of directors of Buyer) has, as of the date of this Agreement, unanimously approved this Agreement and the transactions contemplated hereby.

         4.26 REPRESENTATIONS AND WARRANTIES COMPLETE. The representations and warranties of Buyer included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made. Any disclosure on one schedule will be deemed notice of and disclosure by Buyer in respect of any other representation and warranty of Buyer.

                                   ARTICLE 5.

                              INTENTIONALLY DELETED

                                   ARTICLE 6.

                              ADDITIONAL AGREEMENTS

         6.1      CONFIDENTIALITY; ACCESS TO INFORMATION.

                  (a) CONFIDENTIALITY. Any confidentiality agreement or letter of intent previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article 9 hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transactions.

                  (b)      ACCESS TO INFORMATION.

                           (i)      Company has afforded Buyer and its financial
advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Company to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Company, as Buyer has reasonably requested. No information or knowledge obtained by Buyer in any investigation pursuant to this Section 6.1 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transactions.

                           (ii)     Buyer has afforded Company and its financial
advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Buyer to obtain all information concerning the business that is not included in Buyer SEC Reports, including the status of product development efforts, properties, results of operations and personnel of Buyer, as Company has reasonably requested. No information or knowledge obtained by Company in any investigation pursuant to this Section 6.1 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transactions.

         6.2 PUBLIC DISCLOSURE. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the Transactions, it shall, if possible, immediately notify the other party prior to such disclosure. Notwithstanding the foregoing, the parties hereto agree that Buyer will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement and that any party hereto may file any reports as required by the Exchange Act.

         6.3      REASONABLE EFFORTS; NOTIFICATION.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including without limitation: (i) taking all reasonable acts necessary to cause the conditions precedent set forth in Article 7 to be satisfied, (ii) obtaining all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and making all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and taking all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity,
(iii) obtaining all consents, approvals or waivers from third parties required as a result of the Transactions, (iv) defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) executing or delivering any additional instruments reasonably necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. In connection with and without limiting the foregoing, Buyer and its board of directors and Company and its manager shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Transactions or this Agreement, use its commercially reasonable efforts to enable the consummation of the Transactions and the efficacy of this Agreement as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Buyer or Company to agree to any divestiture by itself or any of its affiliates of equity interests of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and equity interests.

                  (b) Company and Members shall give prompt notice to Buyer upon becoming aware that any representation or warranty made by them contained in this Agreement has become untrue or inaccurate, or of any failure of Company or Members to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Article 7 would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  (c) Buyer shall give prompt notice to Company and Members upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Buyer to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Article 7 would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                                   ARTICLE 7.

                          CONDITIONS TO THE TRANSACTION

         7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE TRANSACTIONS. The respective obligations of each party to this Agreement to effect the Transactions shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which has the effect of making the Transactions illegal or otherwise prohibiting consummation of the Transactions substantially on the terms contemplated by this Agreement. All waiting periods, if any, under any law in any jurisdiction in which Company or Buyer has material operations relating to the Transactions shall have expired or terminated and all material approvals required to be obtained prior to the consummation of the Transactions shall have been obtained.

                  (b) DEBT HOLDER CONSENTS. The lenders under any Company or Buyer credit facilities, secured loans, mortgages and other indebtedness for borrowed money shall have consented in writing to the Transactions (if such consent is required in connection with the Transactions) and shall have agreed to continue the existing financing agreements on the same or more favorable terms and conditions as in existence on the date hereof.

                  (c) REQUIRED APPROVALS. This Agreement and the Transactions shall have been duly approved and adopted, by the requisite vote of the Company's manager and Members under the laws of the State of California and Company's Charter Documents, and by the requisite actions of the board of directors of Buyer under the laws of the State of Nevada and Buyer's Charter Documents.

         7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF MEMBERS AND COMPANY. The obligations of Company and Members to consummate and effect the Transactions shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively and only by Company:

                  (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Buyer contained in this Agreement shall be true and correct on and as of the Closing Date. Company and Members shall have received a certificate with respect to the foregoing signed on behalf of Buyer by an authorized officer of Buyer ("BUYER CLOSING CERTIFICATE").

                  (b) AGREEMENTS AND COVENANTS. Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Buyer) does not, or will not, constitute a Material Adverse Effect with respect to Buyer taken as a whole, and Company and Members have received Buyer Closing Certificate to such effect.

                  (c) CONSENTS. Buyer shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Buyer taken as a whole.

                  (d) MATERIAL ADVERSE EFFECT. No Material Adverse Effect with respect to Buyer shall have occurred since the date of this Agreement.

                  (e) OTHER DELIVERIES. At Closing, Buyer shall deliver to Company and/or Members: (i) certificates representing Buyer's Common Shares as set forth in SCHEDULE 3.3 hereof and in accordance with Section 1.6, (ii) copies of resolutions and actions taken by Buyer's board of directors in connection with the approval of this Agreement and the Transactions, and (iii) such other documents or certificates as shall reasonably be required by Company and its counsel in order to consummate the transactions contemplated hereunder.

         7.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF BUYER. The obligations of Buyer to consummate and effect the Transactions shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

                  (a) AGREEMENT OF ALL MEMBERS. All Members owning any Membership Interests prior to or at Closing shall have executed this Agreement evidencing such Member's agreement to exchange its Membership Interests into Buyer's Common Shares on the same terms and conditions as each other Member. To the extent applicable, Company shall have obtained modification agreements to all options, warrants, and other agreements eliminating any and all rights to acquire securities of Company and terminating all pre-emptive rights.

                  (b) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Company and Members contained in this Agreement shall be true and correct on and as of the

Closing Date. Buyer shall have received a certificate with respect to the foregoing signed on behalf of Company by an authorized officer of Company and by each Member with respect to the foregoing ("COMPANY CLOSING CERTIFICATE").

                  (c) AGREEMENTS AND COVENANTS. Company and Members shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Company or Members) does not, or will not, constitute a Material Adverse Effect on Company, and Buyer shall have received the Company Closing Certificate to such effect.

                  (d) CONSENTS. Company shall have obtained all consents, waivers and approvals required in connection with the consummation of the Transactions, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Company.

                  (e) MATERIAL ADVERSE EFFECT. No Material Adverse Effect with respect to Company shall have occurred since the date of this Agreement.

                  (f) OTHER DELIVERIES. At Closing, Company and/or Members shall deliver to Buyer: (i) certificates representing the Membership Interests owned by Members, together with an assignment, in accordance with Section 1.5,
(ii) copies of resolutions and actions taken Company's manager and Members in connection with the approval of this Agreement and the transactions contemplated hereunder, and (iii) such other documents or certificates as shall reasonably be required by Buyer and its counsel in order to consummate the transactions contemplated hereunder.

                                   ARTICLE 8.

                            SURVIVAL; INDEMNIFICATION

         8.1 SURVIVAL. All representations, warranties, agreements and covenants contained in or made pursuant to this Agreement, any exhibit or Schedule hereto or any certificate delivered at the Closing, shall survive (and not be affected by) the Closing, but all claims made by virtue of such representations, warranties, agreements and covenants shall be made under, and subject to the limitations set forth in this Article 8.

         8.2 MEMBER INDEMNIFICATION OBLIGATION WITH RESPECT TO MEMBER REPRESENTATIONS.

                  (a) Each Member, for itself only, and not with respect to any other Member, hereby indemnifies and holds harmless, and agrees to indemnify and hold harmless, Buyer (from and after the Closing), and its respective directors, officers, shareholders, employees and agents (collectively, "BUYER INDEMNIFIED PARTIES") against (i) any and all liabilities, obligations, losses, damages, claims, actions, Liens costs, expenses and deficiencies which exist, or which may be imposed on, incurred by or asserted against (collectively "DAMAGES") any Buyer Indemnified Parties, (1) based upon, resulting from or arising out of, or as to which there was, any breach or inaccuracy of any representation or warranty contained in
Article 2 of this Agreement, or any statement, agreement or covenant made by such Member in or pursuant to this Agreement, any exhibit or Schedule hereto, or any certificate or document delivered by such Member as a Member, at the Closing, or (2) based upon, resulting from or arising out of any present or future claim, action, suit or proceeding brought or asserted against any Buyer Indemnified Party by or on behalf of any Person who, at any time prior to the Closing, had (or purports to have had) any interest in the Membership Interests held by such Member, and (ii) any cost or expense (including reasonable attorneys' fees and court costs) incurred by Buyer Indemnified Parties or any of them in connection with the foregoing (including, without limitation, any cost or expense incurred by Buyer Indemnified Parties in enforcing their rights pursuant to this Section 8.2).

                  (b) A Buyer Indemnified Party may apply all demands or claims for indemnification under this Section 8.2 against any payment to be made by or on behalf of such Buyer Indemnified Party or any of its affiliates to or for the account of such Member by means of set-off, reduction or otherwise. The rights of Buyer Indemnified Parties under this Section 8.2 are in addition to such other rights and remedies which they may have under this Agreement or otherwise. The amount of any and all Damages suffered by Buyer Indemnified Parties under this Section 8.2 shall be recovered, and all claims of Buyer Indemnified Parties pursuant to this Section 8.2 shall be brought, by Buyer on behalf of such Buyer Indemnified Parties.

                  (c) Notwithstanding any other provision of this Agreement, no demand or claim for indemnification under this Section 8.2 may be made after 11:59 p.m. U.S. Pacific Time on the date which is six (6) months following the Closing Date.

         8.3      INDEMNIFICATION    OBLIGATION    WITH   RESPECT   TO   COMPANY
REPRESENTATIONS.

                  (a) Members hereby indemnify and hold harmless, and agree to indemnify and hold harmless, each Buyer Indemnified Party (from and after the Closing), against (i) any and all Damages incurred by or asserted against any Buyer Indemnified Parties, (1) based upon, resulting from or arising out of, or as to which there was, any breach or inaccuracy of any representation or warranty by Company contained in this Agreement, other than those of the Members made severally as Members in Article 2 hereof, or any agreement or covenant made by Company in or pursuant to this Agreement, or in any exhibit or Schedule hereto, or any certificate or document delivered by Company at the Closing, or
(2) based upon, resulting from or arising out of any present or future claim, action, suit or proceeding brought or asserted against any Buyer Indemnified Party by or on behalf of any Person who, at any time prior to the Closing, is or was (or purports to have been) a holder of any securities of Company or had any interest in any securities of Company, other than the Membership Interests, and
(ii) any cost or expense (including reasonable attorneys' fees and court costs) incurred by Buyer Indemnified Parties or any of them in connection with the foregoing (including, without limitation, any cost or expense incurred by Buyer Indemnified Parties in enforcing their rights pursuant to this Section 8.3).

                  (b)      The rights of Buyer  Indemnified  Parties  under this
Section 8.3 are in addition to such other rights and remedies which they may have under this Agreement or otherwise. The amount of any and all Damages suffered by Buyer Indemnified Parties under this

Section 8.3 shall be recovered, and all claims of Buyer Indemnified Parties pursuant to this Section 8.3 shall be brought, by Buyer on behalf of such Buyer Indemnified Parties.

                  (c) Notwithstanding any other provision of this Agreement, no demand or claim for indemnification under this Section 8.3 may be made after 11:59 p.m. U.S. Pacific Time on the date which is six (6) months following the Closing Date.

         8.4      RECOVERY OF DAMAGES BY BUYER INDEMNIFIED PARTIES

                  (a) Except as specifically provided in Section 8.4(c) below, the amount of any and all Damages suffered by Buyer Indemnified Parties under Sections 8.2 and 8.3 hereof shall be recovered from the Members in cash in amounts determined as follows:

                           (i)      Damages   suffered   by  Buyer   Indemnified
Parties under Section 8.2 shall be paid by each Member responsible for such damages to the extent of such Member's responsibility for such Damages; and

                           (ii)     Damages   suffered   by  Buyer   Indemnified
Parties under Section 8.3 shall be paid by each Member in proportion to such Member's actual ownership interest in Company as of the time immediately preceding the Closing.

                  (b) Buyer Indemnified Parties shall not be entitled to indemnification pursuant to Section 8.3, unless and until the aggregate amount of Damages to Buyer Indemnified Parties with respect to such matters under
Section 8.3 exceeds $50,000, at which time, subject to the limitation set forth in the following sentence, Buyer Indemnified Parties shall be entitled to indemnification for the total amount of such Damages in excess of $50,000. Members shall be required to indemnify Buyer Indemnified Parties up to an aggregate amount of $500,000.

                  (c) Notwithstanding anything contained in this Agreement to the contrary, nothing in this Section 8.4 shall limit the right of Buyer Indemnified Parties to pursue any and all appropriate legal or equitable remedies against any Member with respect to any Damages incurred by Buyer Indemnified Parties under Section 8.2 hereto (excluding any Damages under
Section 8.2 that are recovered by Buyer Indemnified Parties under Section 8.4(a) above).

         8.5      BUYER   INDEMNIFICATION   OBLIGATION  WITH  RESPECT  TO  BUYER
 REPRESENTATIONS.

                  (a) Buyer hereby indemnifies and holds harmless, and agrees to indemnify and hold harmless, Company and Members (from and after the Closing) and their respective officers, shareholders, managers, members, employees and agents ("COMPANY INDEMNIFIED PARTIES"), against (i) any and all Damages incurred by or asserted against any Company Indemnified Parties, based upon, resulting from or arising out of, or as to which there was, any breach or inaccuracy of any representation or warranty by Buyer contained in this Agreement, or any agreement or covenant made by Buyer in or pursuant to this Agreement, or in any exhibit or Schedule hereto, or any certificate or document delivered by Buyer at the Closing, and (ii) any cost or expense (including reasonable attorneys' fees and court costs) incurred by Company Indemnified Parties or any of them in connection with the foregoing (including, without limitation, any cost or expense incurred by Company Indemnified Parties in enforcing their rights pursuant to this Section 8.5).

                  (b)      The rights of Company  Indemnified Parties under this
Section 8.5 are in addition to such other rights and remedies which they may have under this Agreement or otherwise.

                  (c) Notwithstanding any other provision of this Agreement, no demand or claim for indemnification under this Section 8.5 may be made after 11:59 p.m. U.S. Pacific Time on the date which is six (6) months following the Closing Date.

         8.6      RECOVERY OF DAMAGES BY COMPANY INDEMNIFIED PARTIES.

                  (a) The amount of any and all Damages suffered by Company Indemnified Parties under Section 8.5 hereof shall be recovered from Buyer in cash equal to the aggregate amount of the Damages suffered by the Company Indemnified Parties. All claims of Company Indemnified Parties pursuant Section
8.5 shall be brought by the Member Representative on behalf of Members, and any Damages recovered shall be allocated to each Member in proportion to such Member's actual ownership interest in Company as of the time immediately preceding the Closing. For purposes hereof, the Member Representative shall mean Paul Guez.

                  (b) Company Indemnified Parties shall not be entitled to indemnification pursuant to Section 8.5, unless and until the aggregate amount of Damages to Company Indemnified Parties with respect to such matters under
Section 8.5 exceeds $50,000, at which time, subject to the limitation set forth in the following sentence, Company Indemnified Parties shall be entitled to indemnification for the total amount of such Damages in excess of $50,000. Buyer shall be required to indemnify Company Indemnified Parties up to an aggregate amount of $500,000.

         8.7 DETERMINING DAMAGES. Materiality qualifications to the representations and warranties of Members, Company and Buyer shall not be taken into account in determining the amount of Damages occasioned by a breach of any such representation and warranty for purposes of determining whether the baskets set forth in Sections 8.4(b) and 8.6(b) have been met.

         8.8      PROCEDURE FOR INDEMNIFICATION CLAIMS.

                  (a) Buyer Indemnified Parties and Company Indemnified Parties are referred to collectively herein as "INDEMNIFIED PARTIES," and the Persons from whom indemnification is sought pursuant to this Article 8 are referred to herein as "INDEMNIFYING PARTIES."

                  (b) If at any time an Indemnified Party determines to assert a right to indemnification hereunder, the Indemnified Party shall give to the Indemnifying Party written notice describing the matter for which indemnification is sought in reasonable detail. In the event that a demand or claim for indemnification is made hereunder with respect to a matter the amount or extent of which is not yet known or certain, the notice of demand for indemnification shall so state, and, where practicable, shall include an estimate of the amount of the matter. The failure of an Indemnified Party to give notice of any matter to the Indemnifying Party shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to any Indemnified Party.

                  (c) Within 15 days after receipt of the notice referred to in clause (b) above, the Indemnifying Party from whom indemnification is sought shall (i) if true, acknowledge in writing its responsibility for all or part of such matter, and shall pay or otherwise satisfy the portion of such matter as to which responsibility is acknowledged or take such other action as is reasonably satisfactory to the Indemnified Party to resolve any such matter that involves anyone not a party hereto or (ii) give written notice to the Indemnified Party of his intention to dispute or contest all or part of such responsibility. Upon delivery of such notice of intention to contest, the parties shall negotiate in good faith to resolve as promptly as possible any dispute as to responsibility for, or the amount of, any such matter. Failure to respond to a notice claiming indemnification shall be deemed a denial of responsibility therefor.

                  (d) In the event that the Indemnified Party is required to expend any amount in enforcing its rights of indemnification hereunder, the Indemnifying Parties will, jointly and severally, promptly upon request, pay such amounts to the Indemnified Party if indemnification is required to be made hereunder.

                  (e) Each Indemnifying Party shall have the right to employ separate counsel in any action or claim which is brought against any Indemnified Party in respect of which indemnity may be sought from it, and to participate in the defense of such action or claim, if such Indemnifying Party confirms in writing its responsibility for such action or claim; PROVIDED, HOWEVER, that (i) the Indemnified Party or Parties shall retain control of such action or claim and (ii) the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party.

                                   ARTICLE 9.

                              AMENDMENT AND WAIVER

         9.1 AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Buyer, Company and each Member.

         9.2 EXTENSION; WAIVER. Any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE 10.

                               GENERAL PROVISIONS

         10.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

                  (a)      if to Buyer, to:

                           Blue Holdings, Inc.
                           5804 E. Slauson Ave.
                           Commerce, California 90040
                           Attn: Patrick Chow, Chief Financial Officer
                           Facsimile: 323-725-5589

                           with a copy to:

                           Stubbs Alderton & Markiles, LLP
                           15821 Ventura Boulevard, Suite 525
                           Encino, CA 91436
                           Attn:  Gregory Akselrud, Esq.
                           Facsimile: (818) 474-8603

                  (b)      if to Company or Members, to:

                           5804 E. Slauson Ave.
                           Commerce, California 90040
                           Attn: Deborah Greaves, VP, Secretary and General Counsel
                           Facsimile: 323-278-6637

         10.2     Interpretation.

                  (a) When a reference is made in this Agreement to exhibits, such reference shall be to an exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity.

                  (b) For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity and its Subsidiaries, if any, taken as a whole (it being understood that neither of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (b) changes in general national or regional economic conditions, or (c) changes affecting the industry generally in which Company or Buyer operates).

                  (c) For purposes of this Agreement, the term "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

                  (d) For purposes of this Agreement, all monetary amounts set forth herein are referenced in United States Dollars, unless otherwise noted.

         10.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         10.4 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Letter of Intent between Buyer and Company shall terminate upon the execution of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

         10.5 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         10.6 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         10.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         10.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         10.9 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 10.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         10.10 ARBITRATION. Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by either party shall be given in writing to the other at their last known address. Arbitration shall be commenced by the filing by a party of an arbitration demand with the American Arbitration Association ("AAA") in its office in Los Angeles, California. The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in Los Angeles, California. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration in a court having jurisdiction over the parties. All rights and remedies of the parties shall be cumulative and in addition to any other rights and remedies obtainable from arbitration.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.



                                    BLUE HOLDINGS, INC.


                                    By:   /s/ Patrick Chow
                                        ----------------------------------------
                                          Patrick Chow, Chief Financial Officer


                                    TAVERNITI SO JEANS, INC.


                                    By:  /s/ Paul Guez
                                        ----------------------------------------
                                        Name: Paul Guez
                                        Title:


                                    MEMBERS:


                                    /s/ Paul Guez
                                    ---------------------------------------
                                    Paul Guez, Individually


                                    Elizabeth Guez
                                    ---------------------------------------
                                    Elizabeth Guez, Individually


                                    Anouk Guez
                                    ---------------------------------------
                                    Anouk Guez, Individually


                                    Gregory Abbou
                                    ---------------------------------------
                                    Gregory Abbou, Individually

                         INDEX OF EXHIBITS AND SCHEDULES


COMPANY DISCLOSURE SCHEDULES

BUYER DISCLOSURE SCHEDULES